EXHIBIT 99.1

PREMIER BANCORP, INC.

PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Edward Grosik and Mark Mann and each or either of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Premier Bancorp, Inc. that the undersigned shareholder may be entitled to vote at the annual meeting of Shareholders to be held May 9, 2003, at 9:00 a.m., at the Doylestown Country Club, Green Street, Doylestown, Pennsylvania 18901, and at any adjournment or postponement of the meeting, as indicated upon the matters described in the proxy statement, and upon any matters which may properly come before the annual meeting:

1. ELECTION OF FIVE CLASS 2 DIRECTORS TO SERVE FOR THREE YEAR TERMS.

☐ FOR	☐ WITHHOLD AUTHORITY	☐ FOR ALL EXCEPT

John J. Ginley	Irving N. Stein

Dr. Thomas Mackell	HelenBeth Garofalo Vilcek

Neil W. Norton

The Board of Directors recommends a vote FOR all nominees listed above.

Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the following space:

Instruction: Shareholders have the right to multiply the number of shares owned by the number of directors to be elected and to cast the whole number of such votes for one candidate or to distribute them among two or more candidates.

2. APPROVAL AND ADOPTION OF AGREEMENT AND PLAN OF MERGER BETWEEN PREMIER BANCORP, INC. AND FULTON FINANCIAL CORPORATION.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote FOR this proposal.

3. APPROVAL OF ADJOURNMENT OR POSTPONEMENT OF ANNUAL MEETING.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends that shareholders vote FOR this proposal.

4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE, FOR THE PLAN OF MERGER AND FOR ALL OTHER PROPOSALS.

EDWARD GROSIK AND MARK MANN, THE PROXY HOLDERS WILL HAVE THE RIGHT TO VOTE CUMULATIVELY AND TO DISTRIBUTE THEIR VOTES AMONG NOMINEES AS THEY CONSIDER ADVISABLE, UNLESS YOU INDICATE ON THIS PROXY HOW YOU DESIRE THE VOTES TO BE ACCUMULATED FOR VOTING PURPOSES IN THE SPACE NEXT TO EACH NOMINEE’S NAME.

Dated: , 2003
Signature
Number of Shares Held of Record
on March 31, 2003	Signature

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO REGISTRAR AND TRANSFER COMPANY IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.